Exhibit 99.3

NEWS RELEASE

NUVASIVE ANNOUNCES $100 MILLION SHARE REPURCHASE PROGRAM

SAN DIEGO – October 24, 2017 – NuVasive, Inc. (NASDAQ: NUVA), the leader in spine technology innovation, focused on transforming spine surgery with minimally disruptive, procedurally-integrated solutions, today announced that its Board of Directors approved a share repurchase program authorizing the purchase of up to $100 million of the Company’s common stock over a three-year period commencing October 25, 2017.

Under this program, the Company may repurchase stock from time to time, in amounts, at prices, and at such times the Company deems appropriate, subject to market conditions, legal requirements and other considerations. The Company’s repurchases may be executed using open market purchases, privately negotiated purchases or other transactions. The share repurchase program is expected to continue through October 2020.

The Company intends to fund repurchases under this share repurchase program from cash on hand, cash generated from operations and available borrowing under its existing credit facility. The share repurchase program does not obligate the Company to repurchase any specific number of shares, and may be suspended, modified or terminated at any time without prior notice.

“NuVasive’s Board of Directors strongly believes in the ability of the leadership team to execute against  our strategic initiatives and position the company for continued growth and value creation,” said Gregory T. Lucier, chairman and chief executive officer. “We are confident in our ability to fund long-term organic growth initiatives and improve operating profitability, while staying committed to disciplined capital deployment and to driving value for our shareholders.”

NuVasive had approximately 51.0 million shares of common stock outstanding as of September 30, 2017.

About NuVasive

NuVasive, Inc. (NASDAQ: NUVA) is the leader in spine technology innovation, focused on transforming spine surgery and beyond with minimally invasive, procedurally-integrated solutions designed to deliver reproducible and clinically-proven surgical outcomes. The Company’s portfolio includes access instruments, implantable hardware, biologics, software systems for surgical planning, navigation and imaging solutions, magnetically adjustable implant systems for spine and orthopedics, and intraoperative monitoring service offerings. With $962 million in revenues (2016), NuVasive has an approximate 2,300 person workforce in more than 40 countries serving surgeons, hospitals and patients. For more information, please visit www.nuvasive.com.

Forward-Looking Statements

NuVasive cautions you that statements included in this news release that are not a description of historical facts are forward-looking statements that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause NuVasive's results to differ materially from historical results or those expressed or implied by such forward-looking statements. Forward-looking statements include, but are not limited to, statements about NuVasive’s intention to repurchase shares of its common stock, including the amount and timing of its stock repurchase program.  The following important factors, among others, could cause actual results to differ materially from those set forth in the forward looking statements:  uncertainties as to the market price of NuVasive’s common stock, market conditions in general and NuVasive’s future operating performance.  Additional factors that may affect future results are described in NuVasive's news releases and periodic filings with the Securities and Exchange Commission. NuVasive's public filings with the Securities and Exchange Commission are available at www.sec.gov. NuVasive assumes no obligation to update any forward-looking statement to reflect events or circumstances arising after the date on which it was made.

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Investor Contact:
Suzanne Hatcher
NuVasive, Inc.
1-858-458-2240
investorrelations@nuvasive.com

Media Contact:
Stefanie Mazer
NuVasive, Inc.
1-858-320-5243
media@nuvasive.com